Exhibit 107.1
Calculation of Filing Fee Tables
424(h)
(Form Type)
Santander Drive Auto Receivables LLC
(1)
(Exact Name of Registrant as Specified in its Charter)
Central Index Key Number of Registrant: 0001383094
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Pr opos ed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)	$1,400,000,000.00	100%	$1,400,000,000.00	0.0001531	$214,340.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

Total Offering A moun ts						$1,400,000,000.00 (3)		$214,340.00

Total Fees Previously Paid								$0.00

Total Fee Offsets								$10,847.22

Net Fee Due								$203,492.78

(1)
The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-284121).

(2)	Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee.
(3)
A registration fee of $10,847.22 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on July 17, 2025 related to the Registration Statement, corresponding to $70,850,555.20 of Asset-Backed Securities registered under the Registration Statement. The proposed maximum
aggregate
offering price set forth herein reflects the sum of such amount and $1,329,149,444.80 of Asset-Backed Securities registered hereby.

Table 2:
Fee
Offset
Claims
and
Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Santander Drive Auto Receivables LLC	SF-3	333-284121	1/3/2025		$10,847.22	Asset-Backed Securities	Asset-Backed Notes	$70,850,555.20	$70,850,555.20

Fee Offset Sources	Santander Drive Auto Receivables LLC	SF-3	333-284121		7/17/2025						$10,847.22

(4)	The Registrant has completed the offering related to the unsold securities for which a filing fee of $10,847.22 was previously paid on July 17, 2025.